                                                                  EXHIBIT (b)(3)



                    AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of December 26, 2001, is between and among ATRION CORPORATION, a Delaware corporation ("Atrion"), ATRION MEDICAL PRODUCTS, INC., an Alabama corporation ("AMI"), HALKEY-ROBERTS CORPORATION, a Florida corporation ("Halkey-Roberts"), QUEST MEDICAL, INC., a Texas corporation ("Quest"), ALATENN PIPELINE COMPANY, LLC, an Alabama limited liability company (successor by conversion to AlaTenn Pipeline Company, Inc. an Alabama corporation) ("AlaTenn"), ATRION LEASING COMPANY, LLC, an Alabama limited liability company (successor by conversion to Atrion Leasing Company, Inc. an Alabama corporation) ("ALI"), and ATRION INTERNATIONAL, INC., a U.S. Virgin Islands corporation ("AII") (individually, a "Borrower," and collectively, the "Borrowers") and SOUTHTRUST BANK, an Alabama banking corporation (successor by conversion to SouthTrust Bank, National Association, a national banking association)(the "Lender"').

                                    RECITALS:


         Borrowers and Lender are parties to that certain Loan and Security Agreement dated November 12, 1999 (the "Loan Agreement"), pursuant to which the Lender established a Credit Facility for the Borrowers' benefit in the maximum principal amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000). All defined terms used in this Agreement without definition shall have the meanings ascribed to them in the Loan Agreement. In order to further evidence the Credit Facility, the Borrowers executed and delivered to Lender the Line of Credit Promissory Note dated November 12, 1999 in the original stated principal amount of $18,500,000, as amended by Note Extension Agreement dated August 31, 2001 (the "Line of Credit Note"), evidencing the Line of Credit Loan portion of the Credit Facility. To date, no Term Loans or Letters of Credit exist under the Credit Facility.

         Section 2.17 of the Loan Agreement provides that the Borrowers shall have the option of requesting that the principal amount of the Line of Credit Loan be increased from $18,500,000 to $25,000,000 provided that (i) no Default or Event of Default has occurred and is continuing under the Loan Documents, and
(ii) collateral which is acceptable to Lender in Lender's reasonable discretion is provided to secure such increased Line of Credit Loan.

         Borrowers have elected to exercise their option to increase the maximum principal amount of the Credit Facility from $18,500,000 to $25,000,000, as provided in said Section 2.17. Borrowers represent and warrant to the Lender that no Default or Event of Default has occurred and is continuing under the Loan Documents. Lender agrees that the Collateral which was granted by the Borrowers to Lender on the Closing Date is acceptable Collateral for such increased Line of Credit Loan, and no further or additional Collateral is being required by the Lender for such increased Line of Credit Loan.

         Borrowers have further requested the option of entering into a Financial Contract (as hereinafter defined) with Lender (or with an affiliate of Lender) for up to Ten Million Dollars ($10,000,000) of the Loan Obligations, in order to offer protection against fluctuations in the interest rates accruing on such principal amount of the Loan.

         Borrowers and Lender therefore desire to enter into this Agreement in order to amend the Loan Agreement to reflect such increased Line of Credit Loan, as well as to reflect certain additional modifications as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and further in consideration of a modification fee in the amount of $2,500, which the Borrowers are paying with their execution of this Agreement, the parties hereto agree as follows:

         1. TERMINATION DATE. Pursuant to the Note Extension Agreement dated August 31, 2001, the Termination Date has been extended from November 12, 2002 until November 12, 2004. Accordingly, the definition "Termination Date" as the same appears in Section 1.1 of the Loan Agreement is modified and amended by deleting the date of November 12, 2002 and inserting in lieu thereof November 12, 2004.

         2. LINE OF CREDIT LOAN INCREASED. The Loan Agreement is hereby further modified and amended to increase the maximum principal amount of the Line of Credit Loan from $18,500,000 to $25,000,000. Accordingly, all references in the Loan Agreement to the "Credit Facility," or the "Line of Credit Loan" shall henceforth refer to a Credit Facility and a Line of Credit Loan in the maximum principal amount of $25,000,000. Accordingly, the words and figures "Eighteen Million Five Hundred Thousand Dollars ($18,500,000)" or "$18,500,000" are hereby deleted in their entirety wherever the same appear and replaced with the words and figures "Twenty-Five Million Dollars ($25,000,000)" or "$25,000,000" (as applicable).

         3. FURTHER INCREASE TO LINE OF CREDIT LOAN. Section 2.17 is hereby deleted in its entirety and replaced with the following:

         2.17. REQUEST FOR INCREASES TO AMOUNT OF LINE OFF CREDIT LOAN. At any time prior to the Termination Date (as the same may be extended as provided in Section 2.13 hereof), Borrowers may request that the principal amount of the Line of Credit Loan be increased to up to Thirty Million Dollars ($30, 000, 000). Such increase shall be in Lender's sole and absolute discretion, and shall be conditioned upon Lender's credit policy committee approval of said request. In no event shall this Section 2.17 be deemed an automatic right or option of Borrower to receive such increased Loan amount. Moreover, in the event that Lender, in its sole discretion, elects to consent to such increase, its consent may be conditioned upon, without limitation, satisfaction of the following conditions: (i) no Default or Event of Default shall have occurred or be continuing under the Loan Documents;
         (ii) collateral which is acceptable to the Lender in Lender's reasonable discretion must be provided to secure such increased Line of Credit Loan amount (which such collateral may consist of only the Collateral described herein, if such is acceptable to Lender in Lender's reasonable discretion, or Lender may, in its reasonable discretion, require additional collateral to the Collateral described herein to secure increased Line of Credit Loan amount); (iii) Borrowers shall be responsible for all reasonable costs incurred by the Lender in connection with the preparation of necessary documentation to evidence and secure such additional loan, including, without limitation, reasonable attorneys fees of Lender's counsel; and (iv) Borrowers shall provide to Lender those "due diligence" items required by Lender with respect to the additional collateral posted pursuant to this Section
         2.17 that Lender would customarily require for similar collateral, which must be in form and content reasonably acceptable to the Lender.

         4. FINANCIAL CONTRACTS. Lender agrees that, at Borrower's option, Borrower may enter into a Financial Contract for up to Ten Million Dollars ($10,000,000) of the Loan Obligations (but no more). All of Borrower's liabilities and obligations for the repayment of such Financial Contract shall constitute additional Loan Obligations, and shall be secured by the Collateral. Accordingly, the following is inserted as a new defined term in Section 1.1:

         "FINANCIAL CONTRACT" shall mean any agreement (including terms and conditions incorporated by reference therein) executed between Borrower and Lender (or Lender's affiliate) with respect to the Loan (or a portion of the Loan) which is (1) a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency swap agreement, currency option or any other similar agreement (including any option to enter into any of the foregoing), (2) any combination of the foregoing, or (3) a master agreement for any of the foregoing, together with all schedules, confirmations and other supplements thereto.

         In addition, the definition of "Loan Obligations" as set forth in
Section 1.1 is hereby modified and amended by adding the following additional underlined language:

         "LOAN OBLIGATIONS" means all Advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Line of Credit Note, the Term Notes, or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired, and shall include obligations for reimbursement of amounts drawn under any Letters of Credit which may be issued by the Lender as described in Section 2.14 hereof, together with all indebtedness liabilities or obligations of Borrowers which may at any time become due under any Financial Contract entered into between Borrower and Lender (or Lender's affiliate) in connection with the Note. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrowers under any of the Loan Documents or any such Financial Contract.

         In addition, the following section is inserted as a new Section 2.2A following Section 2.2 of the Loan Agreement:

                  2.2A.    FINANCIAL CONTRACTS.

                  (a) Lender (or an affiliate of Lender) may offer to Borrower the opportunity to enter into one or more Financial Contracts in order to offer protection against fluctuations in the interest rates accruing on up to Ten Million Dollars ($10,000,000) of the Loan principal. Borrower shall not be required to obtain such products, but may be encouraged to do so. Financial Contracts provided by Lender will be documented on standard documentation used by Lender or its affiliate, and Borrower's obligations under the Financial Contracts will constitute additional Loan Obligations secured by the Collateral. Borrower must assign to Lender, and grant to Lender a security interest in, any credit, refund, rebate, profit or other interest that may inure to Borrower at any time under any Financial Contract, and Borrower agrees that Lender may, at any time an Event of Default exists under the Loan Documents, set off any such amount against Borrower's obligations hereunder.

                  (b) Borrower may at any time prepay all or any part of the principal amount of the Loan, without premium; provided, however, that it shall be a condition to any such prepayment that Borrower pay any obligation arising under any Financial Contract in effect at the time of such prepayment by reason of the termination, in whole or in part, of such Financial Contract.

         5. CHANGES IN FINANCIAL COVENANTS. Section 5.17 is hereby modified and amended as follows:

         (A) Subsection 5.17 (b) is hereby modified and amended to provide that the Group will achieve and maintain a Consolidated Tangible Net Worth of not less than $15,000,000 for the period from the date of this Agreement through December 31, 2001; commencing with the quarter ending March 31, 2002, and for each quarter thereafter during the term hereof, such minimum Consolidated Tangible Net Worth will be increased by $125,000 per quarter, and the Group shall maintain compliance with such increased amounts.

         (B) Subsection 5.17 (c) is hereby modified and amended to provide that the Group will achieve and maintain a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth not exceeding 2.25 to 1.0.

         (C) A new Section 5.17 (e) is hereby added to provide that the Group will achieve and maintain a ratio of Funded Debt to EBITDA, calculated based upon the preceding twelve (12) months, of not more than 2.25 to 1.0. For purposes of this covenant, "Funded Debt" shall mean all interest bearing obligations (i.e., money borrowed) of the Group as shown on the Group's financial statements on a consolidated basis in accordance with GAAP, and EBITDA shall mean earnings before interest, taxes, depreciation and amortization of the Group calculated on a consolidated basis in accordance with GAAP (exclusive of non-recurring items).

The Compliance Certificate attached to the Loan Agreement as Exhibit G is deleted in its entirety, and replaced with the Revised Exhibit G which is attached to this Agreement.

         6. PRICING MATRIX. The Pricing Matrix attached as Exhibit A is hereby deleted in its entirety, and the Revised Exhibit A which is attached hereto is inserted in lieu thereof.

         7. LINE OF CREDIT NOTE. Contemporaneously herewith, Borrowers and Lender have entered into that certain Second Amendment to Line of Credit Note. All references in the Loan Agreement to the Line of Credit Note shall refer to the Note, as amended by the Note Extension Agreement dated August 31, 2001, and by said Second Amendment to Line of Credit Note.

         8. CONFIRMATION OF OBLIGATIONS. Except as herein modified, the Loan Agreement shall remain in full force and effect, and the Loan Agreement is hereby ratified and affirmed in all respects.

         9. NO NOVATION AND NO RELEASE OF COLLATERAL. The execution and delivery of this Agreement shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loan Agreement; rather, this Agreement is strictly amendatory in nature. The execution, delivery, and performance of this Agreement shall not operate to release any Collateral securing the Credit Facility nor modify or otherwise affect the lien and security interest held by Lender in and to such Collateral.

         10. COUNTERPARTS. This Agreement may be executed in multiple counterparts and using multiple signature pages and shall be binding and enforceable at such time as each party has executed a counterpart of this Agreement. The signature of any party to a counterpart of this Agreement shall bind such party to the same extent as if all parties executed a single original hereof.

         11. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

         12. INTEGRATION. Borrowers acknowledge and agree that no promises, agreements, understandings, or commitments of any nature whatsoever have been made by or on behalf of Lender in respect to the Credit Facility and the Loan Agreement, except as set forth herein. Specifically, Borrowers acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any extension, indulgence, forbearance, or consent with respect to the Credit Facility or any matter relating to the Credit Facility, except as specifically set forth herein.

         13. SEVERABILITY. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         14. CONTROLLING LAW. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWERS AGREE THAT THE CREDIT FACILITY SHALL BE FUNDED FROM AND THIS AGREEMENT SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWERS WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE.

         15. WAIVER OF JURY TRIAL. BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO LOAN OBLIGATION, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND BORROWERS WITH RESPECT TO THE LOAN OBLIGATIONS, THIS AGREEMENT, AND ANY OTHER LOAN DOCUMENT, OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LOAN OBLIGATIONS, THIS AGREEMENT, OR OTHERWISE, OR THE CONDUCT OF THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWERS ACKNOWLEDGE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE BORROWERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWERS AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    BORROWERS:

                                    ATRION CORPORATION,
                                    a Delaware corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President & CFO
                                        ---------------------------------------


                                    ATRION MEDICAL PRODUCTS, INC.,
                                    an Alabama corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    HALKEY-ROBERTS CORPORATION,
                                    a Florida corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                       ---------------------------------------


                                    QUEST MEDICAL, INC.,
                                    a Texas corporation



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    ALATENN PIPELINE COMPANY, LLC, an
                                    Alabama limited liability company



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    ATRION LEASING COMPANY, LLC,
                                    an Alabama limited liability company



                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Vice President
                                        ---------------------------------------


                                    ATRION INTERNATIONAL, INC.,
                                    a U.S. Virgin Islands corporation

                                    BY: /s/ Jeffery Strickland
                                       ----------------------------------------
                                    Its: Secretary
                                        ---------------------------------------


                                    LENDER:

                                    SOUTHTRUST BANK,
                                    an Alabama banking corporation



                                    BY: /s/ Steven W. Davis
                                       ----------------------------------------
                                       Steven W. Davis.
                                       Its Senior Vice President

                               REVISED EXHIBIT A*

                                 PRICING MATRIX

If the ratio of Consolidated            The Line of Credit
Total Liabilities/Consolidated             Loan Margin           The Unused Line              The Term Loan
Tangible Net Worth is:                       Will Be:             Fee Will Be:               Margin Will Be:
------------------------------          ------------------       ---------------             ---------------
Greater than 2.00                       200 bps (2.00%)           50 bps (.50%)              225 bps (2.25%)
1.51 to 2.00                            150 bps (1.50%)           50 bps (.50%)              175 bps (1.75%)
1.15 to 1.50                            125 bps (1.25%)           50 bps (.50%)              150 bps (1.50%)
Less than 1.15                          100 bps (1.00%)           25 bps (.25%)              125 bps (1.25%)


*NOTE: The changes reflected in the above-Pricing Matrix also apply to the Pricing Matrix attached as Exhibit A to the Line of the Credit Note which is attached as Exhibit B to the Loan Agreement, and to the Pricing Matrix attached as Exhibit A to the Term Note which is attached as Exhibit D to the Loan Agreement.








                               Revised Exhibit A-1

                                REVISED EXHIBIT G

                             COMPLIANCE CERTIFICATE



SouthTrust Bank
540 LBJ Freeway
Suite 1245
Dallas, Texas 75240


         RE: Loan and Security Agreement dated as of November 12, 1999 (together with amendments, if any, the "Loan Agreement") between Atrion Corporation, Atrion Medical Products, Inc., Halkey-Roberts Corporation, Quest Medical, Inc., AlaTenn Pipeline Company, LLC, Atrion Leasing Company, LLC, and Atrion International, Inc., as Borrowers, and SouthTrust Bank, as Lender, as amended by Amendment to Loan Agreement dated December 2001 (the "Loan Agreement"; all defined terms used in this Compliance Certificate shall have the meanings ascribed to them in the Loan Agreement)

The undersigned officer of the Atrion Corporation does hereby certify that for the quarterly financial period ending _________________________________:

1.       No Default or Event of Default has occurred or exists except ________
         _________________________________.

2. The Consolidated Net Income for the Group, based upon the preceding twelve (12) months through the end of such period, was:

                  Required:         Not less than $1,000,000
                  Actual:           ________________________________

3. The Consolidated Tangible Net Worth for the Group through the end of such period was:

                  Required:         Not less than [$15,000,000 for quarter
                                    ending December 31, 2001; increasing by
                                    $125,000 per quarter thereafter]
                  Actual:           ________________________________

4. The ratio of Consolidated Liabilities to Consolidated Tangible Net Worth through the end of such period was:

                  Required:         Not more than 2.25 to 1.0
                  Actual:           ________________________________

5. The Consolidated Fixed Charge Coverage ratio through the end of such period was:

                  Required:         Not less than 1.75 to 1.0
                  Actual:           ________________________________




                               Revised Exhibit G-1

6.       The ratio of Funded Debt to EBIDTA through the end of such period was:

                  Required:         Not more than 2.25 to 1.0
                  Actual:           ________________________________

7. All representations and warranties contained in Article IV of the Loan Agreement, as the same may have been supplemented from time to time in accordance with the provisions of Section 5.1 (c) of the Loan Agreement, are true and correct as though given on the date hereof,
         except        .

8. The undersigned hereby certifies that all information provided herein is true and correct.


                                    ATRION CORPORATION



                                    BY:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


Dated this the ______ day of __________________, _____.













                               Revised Exhibit G-2